Exhibit 99.1

SPAR Group, Inc. Reports Fourth Quarter and Fiscal 2022 Results, Achieves Record

Full Year Sales of $261 million, Up 2.2%, Up 3.5% Constant Currency

Momentum Continues in Fourth Quarter with Revenues of $64.6 million, Up 7.7% and Up

11.8% Constant Currency

AUBURN HILLS, Mich., April 17, 2023 – SPAR Group, Inc. (NASDAQ: SGRP) (“SPAR”, “SPAR Group” or the “Company”), a leading global provider of merchandising, marketing, and distribution services today reported financial and operating results for the fourth quarter and twelve-month period ended December 31, 2022.

Mike Matacunas, the Company’s President and Chief Executive Officer, commented, “Fiscal 2022 was a strategically transformative year for the Company. We successfully grew merchandising, remodeling and distribution services across the platform and especially in the U.S., resulting in record high revenues, and we also acquired or built new analytical tools and capabilities, as well as improved recruitment and candidate technology. I want to thank our entire SPAR team for their tremendous performance during a globally challenging labor and macro-economic environment in 2022.

“As we discussed last fall, the Company and Board are exploring strategic alternatives for SPAR with the goal of maximizing shareholder value. With a strong balance sheet, 90%+ revenue growth over the last 5 years, expanding gross profit margins, diversified services, and long-term relationships with some of the most important consumer goods and retail companies in the world, we continue to believe that the Company is valued below our nearest competitors. Although we have nothing to report publicly on this process, we remain committed to the execution of our work of growing the business, serving our clients and supporting our employees and joint venture partners,” concluded Matacunas.

Fourth Quarter 2022 Financial Results

Net revenues were $64.6 million, comprised of $48.6 million from Americas (75%) and $9.4 million from EMEA (15%), and $6.6 million from APAC (10%). Total net revenue increased by 7.7% (up 11.8% on a constant currency basis), Americas increased over the prior year by 20.8% (up 21.2% on a constant currency basis), EMEA decreased by 2.1% (up 13.6% on a constant currency basis), and APAC decreased by 34.8% (down 26.9% on a constant currency basis) from the prior year quarter.

Gross profit was $13.4 million, or 20.7% of revenues, compared to $10.6 million, or 17.7% of revenues, in the prior year quarter. This 300-basis point improvement in gross profit margins was due to a number of planned initiatives, which included improved contract terms and pricing, system enhancements and other cost containment procedures.

An impairment of goodwill was recorded in the 2022 fourth quarter, which resulted in a non-cash charge of $2.5 million.

Selling, general and administrative (SG&A) expenses were $11.2 million, or 17.3% of revenues, compared to $13.2 million, or 22.0% of revenues, in the prior year quarter. 2022 SG&A expenses included $1.2 million of bad debt expenses related to one customer, as well as costs associated with pursuing strategic alternatives.

Operating loss was $760 thousand versus operating loss of $3.1 million from the prior year quarter, which was impacted by items mentioned earlier. In 2021, comparisons included costs associated with the majority stockholders change in control.

Note:  We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

Net loss attributable to SPAR Group, Inc. was $351 thousand, or $0.02 per share, compared to net loss attributable to SPAR Group Inc. of $4.4 million, or $0.21 per share, in the year-ago quarter. Adjusted net income attributable to SPAR Group, Inc. (1) in the quarter was $1.9 million, or $0.08 per share, compared to a loss of $644 thousand, or $0.03 per share, in the year-ago quarter.

Consolidated Adjusted EBITDA (1) in the 2022 quarter was $5.2 million, compared to Adjusted EBITDA loss of $1.2 million in the prior year. Adjusted EBITDA attributable to SPAR Group, Inc. (1) in the 2022 quarter was $4.1 million, compared to Adjusted EBITDA loss of $3.0 million in the prior year.

(1)

Adjusted Net income attributable to SPAR Group, Inc. and Adjusted Diluted earnings per share attributable to SPAR Group, Inc., and Adjusted EBITDA are non-GAAP financial measures as defined and reconciled below.

Twelve-Month Period 2022 Financial Results

Net revenues were $261.3 million, comprised of $198.6 million from Americas (76%) and $36.7 million from EMEA (14%), and $26.0 million from APAC (10%). Total net revenue increased by 2.2% (up 3.5% on a constant currency basis), the Americas revenues increased by 6.5% (up 4.9% on a constant currency basis), EMEA increased by 3.3% (up 14.5% on a constant currency basis), and APAC decreased by 23.0% (down 15.9% on a constant currency basis), all compared to the prior year twelve months.

Gross profit was $51.0 million, or 19.5% of revenues, compared to $47.5 million, or 18.6% of revenues, in the prior year.

Selling, general and administrative (SG&A) expenses were $41.1 million, or 15.7% of revenues, compared to $36.8 million, or 14.4% of revenues, in the prior year period. Refer to explanations for fourth quarter 2022 financial results.

An impairment of goodwill was recorded in the 2022 fourth quarter, which resulted in a non-cash charge of $2.5 million.

Operating income was $5.4 million versus operating income of $4.2 million from the prior year twelve months. In 2021, comparisons included costs associated with the majority stockholders change in control.

Net loss attributable to SPAR Group, Inc. was $732 thousand, or $0.03 per share, compared to $1.8 million, or $0.08 per share, in the twelve months of 2021. Adjusted net income attributable to SPAR Group, Inc. (1) for the full year was $1.6 million, or $0.07 per share, compared to $2.6 million, or $0.12 per share, in the year-ago period.

Consolidated Adjusted EBITDA (1) in the 2022 full year was $10.8 million, compared to $11.9 million in the prior year period. Adjusted EBITDA attributable to SPAR Group, Inc. (1) in the 2022 full year was $6.1 million, compared to $7.0 million in the prior year period.

(1)

Adjusted Net income attributable to SPAR Group, Inc. and Adjusted Diluted earnings per share attributable to SPAR Group, Inc., and Adjusted EBITDA are non-GAAP financial measures as defined and reconciled below.

Financial Position as of December 31, 2022

The Company’s total worldwide liquidity at the end of the fourth quarter was $14.7 million, with $9.3 million in cash, cash equivalents and restricted cash and $5.4 million of unused availability as of December 31, 2022. For the twelve months ended December 31, 2022, net cash used in operating activities was $5 million and was primarily due increases in working capital and higher withholding tax assets related to Brazil. The Company ended the year with positive net working capital of $26.4 million at December 31, 2022.

Note:  We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Eastern Time to discuss financial and operating results for the fourth quarter and twelve months ended December 31, 2022. To access the call, live by phone, dial 1-833-630-1542 (Domestic), 1-412-317-1821 (International) and ask for the SPAR Group call at least 10 minutes prior to the start time. A telephonic replay will be available through April 24, 2023, by calling 1-877-344-7529 using passcode ID 3899783#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at https://investors.sparinc.com/events-and-presentations.

About SPAR Group, Inc.

SPAR Group is a leading global merchandising and marketing services company, providing a broad range of services to retailers, manufacturers, and distributors around the world. With more than 50 years of experience, 25,000+ merchandising specialists around the world, an average of 200,000+ store visits a week and long-term relationships with some of the world’s leading manufacturers and retail businesses, we provide specialized capabilities across more than nine countries. Our unique combination of scale, merchandising and marketing expertise, combined with our unwavering commitment to excellence, separate us from the competition. For more information, please visit the SPAR Group’s website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains, and the above referenced recorded comments, will contain “forward-looking statements” within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. (“SGRP”) and its subsidiaries (together with SGRP, “SPAR”, “SPAR Group” or the “Company”), filed in a Current Report on Form 10-Q by SGRP with the Securities and Exchange Commission (the “SEC”) on November 15, 2021. There also are forward-looking statements contained in SGRP’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021, as filed with the SEC on April 15, 2022, and SGRP’s First Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2020, as filed with the SEC on May 2, 2022 (as so amended, the “Annual Report”), in SGRP’s amended definitive Proxy Statement respecting its Annual Meeting of Stockholders held on August 12, 2021, which SGRP filed with the SEC on July 20, 2021 (the “Proxy Statement”), and the SGRP’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Quarterly Report, the Annual Report and the Proxy Statement, the Information Statement, the Second Special Meeting Proxy/Information Statement, each a “SEC Report”). “Forward-looking statements” are defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the “Securities Laws”).

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company’s corporate strategic objectives. The Company’s forward-looking statements also include, in particular and without limitation, those made in “Business”, “Risk Factors”, “Legal Proceedings”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report. You can identify forward-looking statements in such information by the Company’s use of terms such as “may”, “will”, “expect”, “intend”, “believe”, “estimate”, “anticipate”, “continue”, “plan”, “project” or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company’s forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company’s actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, “expectations”) and described in the information in the Company’s forward-looking and other statements, whether expressed or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties, and other unpredictable factors (many of which are beyond the Company’s control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company’s expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP’s Common Stock.

Note:  We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

You should also carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Investor Relations Contact:

Three Part Advisors, LLC

Sandy Martin / Phillip Kupper

Tel: 214-616-2207 or 817-778-8339

- Financial Statements Follow –

Note:  We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net revenues	$64,643	$60,023	$261,268	$255,719
Related party - cost of revenues	1,510	1,449	8,804	7,401
Cost of revenues	49,742	47,928	201,452	200,796
Gross profit	13,391	10,646	51,012	47,522
Selling, general and administrative expense	11,183	13,233	41,135	36,778
Majority Stockholders Change of control agreement	-	4,478	-	4,478
Depreciation and amortization	510	510	2,033	2,083
Impairment of goodwill	2,458	-	2,458	-
Operating income	(760)	(3,097)	5,386	4,183
Interest expense	371	184	965	585
Other income, net	$(119)	(301)	(482)	(510)
Income before income tax expense	(508)	(2,980)	4,903	4,108

Income tax expense	835	72	2,777	2,108
Net income (loss)	327	(3,052)	2,126	2,000
Net income (loss) attributable to non-controlling interest	(678)	(1,338)	(2,858)	(3,779)
Net income (loss) attributable to SPAR Group, Inc.	$(351)	$(4,390	$(732)	$(1,779)
Basic and diluted income (loss) per common share:	$(0.02)	$(0.21)	$(0.03)	$(0.08)
Weighted average common shares – basic	22,821	21,320	22,110	21,266
Weighted average common shares – diluted	22,957	21,320	22,110	21,266

Note:  We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except share and per share data)

	December 31,	December 31,
	2022	2021

Assets
Current assets:
Cash, cash equivalents and restricted cash	$9,345	$13,473
Accounts receivable, net	63,714	54,171
Prepaid expenses and other current assets	7,861	4,382
Total current assets	80,920	72,026
Property and equipment, net	3,261	2,929
Operating lease right-of-use assets	969	1,781
Goodwill	1,708	4,166
Intangible assets, net	2,040	2,295
Deferred income taxes	3,766	4,468
Other assets	1,934	1,351
Total assets	$94,598	$89,016
Liabilities and equity
Current liabilities:
Accounts payable	$10,588	$8,943
Accrued expenses and other current liabilities	20,261	22,031
Due to affiliates	2,964	3,270
Customer incentives and deposits	2,399	3,901
Lines of credit and short-term loans	17,980	11,042
Current portion of operating lease liabilities	363	1,019
Total current liabilities	54,555	50,206
Operating lease liabilities, less current portion	606	762
Long-term debt and other liabilities	1,376	700
Total liabilities	56,537	51,668
Commitments and contingencies – See Note 8
Equity:
SPAR Group, Inc. equity
Series A convertible preferred stock, $0.01 par value per share: 2,445,598 shares authorized as of December 31,2022 and 2021; No shares outstanding as of December 31,2022 and December 31, 2021	-	-
Series B convertible preferred stock, $0.01 par value per share: 2,000,000 shares and no shares authorized as of December 31, 2022 and 2021, respectively; 2,000,000 shares and no shares outstanding as of December 31, 2022 and 2021, respectively; 854,753 shares and no shares outstanding as of December 31, 2022 and 2021, respectively	9	-
Common stock, $0.01 par value per share: 47,000,000 shares authorized as of December 31,2022 and December 31,2021. Shares outstanding 22,853,653 – December 31,2022 and 21,320,414 – December 31, 2021	229	213
Treasury stock, at cost 205,485 shares and 54,329 shares as of December 31, 2022 and 2021	(285)	(104)
Additional paid-in capital	20,708	17,231
Accumulated other comprehensive loss	(4,941)	(5,028)
Retained earnings	6,707	7,439
Total SPAR Group, Inc. equity	22,427	19,751
Non-controlling interest	15,634	17,597
Total equity	38,061	37,348
Total liabilities and equity	$94,598	$89,016

Note:  We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Twelve Months Ended December 31,
	2022	2021
Operating activities
Net income	$2,126	$2,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	2,033	2,083
Impairment of goodwill	2,458
Non-cash lease expense	646	1,120
Bad debt expense, net of recoveries	1,092	128
Deferred income tax expense (benefit)	994	(267)
Share-based compensation	346	711
Majority stockholders change in control agreement	-	4,478
Changes in operating assets and liabilities:
Accounts receivable	(11,237)	(7,305)
Prepaid expenses and other assets	(3,285)	(510)
Accounts payable	1,718	1,095
Operating lease liabilities	(744)	(1,120)
Accrued expenses, other current liabilities and customer incentives and deposits	(1,191)	216
Net cash provided (used in) by operating activities	(5,044)	2,629

Investing activities
Purchases of property and equipment and capitalized software	(1,797)	(1,722)
Net cash used in investing activities	(1,797)	(1,722)

Financing activities
Borrowings under line of credit	30,467	77,200
Repayments under line of credit	(25,648)	(75,451)
Payments from stock options exercised	118	(123)
Repurchase of common stock	(181)	-
Distribution to non-controlling investors	(1,785)	-
Acquisition of minority interest	(2,558)	-
Proceeds from term debt	3,530	-
Payments on term debt	(454)	(300)
Net cash provided by financing activities	3,489	1,326

Effect of foreign exchange rate changes on cash	(787)	(4,732)
Net change in cash and cash equivalents	(4,128)	(2,499)
Cash, cash equivalents and restricted cash at beginning of period	13,473	15,972
Cash, cash equivalents and restricted cash at end of period	$9,345	$13,473

Note:  We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

SPAR Group, Inc. and Subsidiaries

Segment Information

(unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue:
Americas	$48,590	$40,217	$198,581	$186,430
Asia - Pacific	6,658	10,207	26,009	33,791
EMEA	9,395	9,599	36,678	35,498
Total revenue	$64,643	$60,023	$261,268	$255,719

Operating income:
Americas	$(2,067)	$(3,499)	$4,103	$2,427
Asia - Pacific	(331)	(844)	(1,621)	(967)
EMEA	1,128	1,246	2,904	2,723
Total operating income	$(1,270)	$(3,097)	$5,386	$4,183

Reconciliation of GAAP to Non-GAAP Financial Measures

Adjusted net income attributable to SPAR Group and related per share amounts represents net income attributable to SPAR Group adjusted for the removal of a one-time positive adjustment related to the majority stockholders change of control agreement accrued in 2021 and realized in January of 2022. Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization of long-lived assets, (iv) share based compensation expense, (v) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted net income attributable to SPAR Group and per share amounts, and Adjusted EBITDA because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to these measures for the periods presented:

Note:  We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

SPAR Group, Inc.

Net Income (Loss) attributable to SPAR Group, Inc. to

Adjusted Net Income (Loss) attributable to SPAR Group, Inc. Reconciliation

Diluted earnings per share attributable to SPAR Group, Inc. to

Adjusted Diluted earnings per share attributable to SPAR Group, Inc. Reconciliation

Fiscal Three and Twelve Months Ended December 31, 2022 and 2021

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2022	2021	2022	2021

Net (Loss) Income attributable to SPAR Group Inc.	(351)	(4,390)	(732)	(1,779)
Add-back one-time impact (net of taxes)	2,283	3,746	2,343	4,421
Adjusted Net Income (Loss) attributable to SPAR Group, Inc.	1,932	(644)	1,611	2,642

Diluted earnings per share attributable to SPAR Group, Inc.	$(0.02)	$(0.21)	$(0.03)	$(0.08)
Add-back one-time impact (net of taxes)	$0.10	$0.18	$0.11	$0.21
Adjusted Diluted earnings per share attributable to SPAR Group, Inc.	$0.08	$(0.03)	$0.07	$0.12

SPAR Group, Inc.

Net Income (Loss) to Consolidated Adjusted EBITDA to

Adjusted EBITDA attributable to SPAR Group, Inc. Reconciliation

Fiscal Three and Twelve Months Ended December 31, 2022 and 2021

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Consolidated Net Income	327	$(3,052)	$2,126	$2,000
Depreciation and amortization	510	510	2,033	2,083
Interest expense	371	184	965	585
Income Tax expense	835	72	2,777	2,108
Other income	(119)	(301)	(482)	(509)
Consolidated EBITDA	1,924	(2,587)	7,419	6,267
Legal costs relating to CIC	0	1,204	(32)	4,814
Review of Strategic Alternatives	432	18	540	72
Goodwill impairment	2,458	0	2,458	0
Board of Directors share based compensation	0	178	0	711
Board of Directors compensation	394		394	0
Consolidated Adjusted EBITDA	$5,208	$(1,187)	$10,779	$11,864
Adjusted EBITDA attributable to non controlling interest	(1,158)	(1,794)	(4,637)	(4,908)
Adjusted EBITDA attributable to SPAR Group, Inc.	$4,051	$(2,981)	$6,142	$6,957

Note:  We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.